EXHIBIT 10.6.1

                                ESCROW AGREEMENT
                                ----------------

     This ESCROW AGREEMENT (this "Agreement") is effective as of January 19, 2001, by and among In Store Media Systems, Inc., a Nevada corporation (the "Company"), each of the "Purchasers" party to that certain Common Stock Purchase Agreement dated as of the date hereof (the "Common Stock Purchase Agreement"), Derrick Bushman, as the Purchaser representative (the "Representative") and City National Bank, as Escrow Agent ("Escrow Agent").

                                    RECITALS
                                    --------

     A. Pursuant to the Common Stock Purchase Agreement, the parties hereto agreed to execute and deliver this Agreement and Purchasers will deposit with Escrow Agent One Million Fifty-Two Thousand Dollars ($1,052,000) (the "Escrowed Purchase Price") and the Company will deposit Three Million Eight Hundred Ninety-Six Thousand Two Hundred Ninety-Six (3,896,296) shares of Company Common Stock (the "Escrow Shares"), which cash and shares will be placed and maintained in an escrow account (the "Escrow Account") to be administered by Escrow Agent in accordance with this Agreement.

     B. The Company and the Representative desire to arrange for such escrow and appoint Escrow Agent as escrow agent in accordance with the terms of this Agreement.

                                    AGREEMENT
                                    ---------

     In consideration of the covenants and agreements contained in this Agreement, the parties agree as follows:

     1. Interpretation and Definitions. This Agreement is being executed and delivered pursuant to Section 2.2 of the Common Stock Purchase Agreement and is the Escrow Agreement referred to therein. The terms and conditions of the Common Stock Purchase Agreement are hereby incorporated by reference into this Agreement but only for such purposes as the context of this Agreement may require. Capitalized terms not otherwise defined in this Agreement will have the meanings assigned to them in the Common Stock Purchase Agreement.

     2. Appointment of Escrow Agent. Escrow Agent hereby is appointed to act as escrow agent in accordance with the terms of this Agreement, and Escrow Agent hereby accepts such appointment. Escrow Agent will have all the rights, powers, duties and obligations provided in this Agreement.

     3. Representative. In accordance with the provisions of the Common Stock Purchase Agreement, the Representative is serving as agent and attorney-in-fact of the Purchasers for all actions and decisions under this Agreement, and any action taken, or instruction or authorization given, by the Representative may be relied on by the Company and Escrow Agent. The Representative represents and warrants to Escrow Agent that the Representative has the irrevocable right, power and authority to (i) enter into and perform this Agreement and bind all of the Purchasers to its terms, (ii) give and receive directions and notices under this Agreement and (iii) make all determinations that may be required or that the Representative deems appropriate under this Agreement. Until notified in writing by the Representative that the Representative has resigned, Escrow Agent may act upon the directions, instructions and notices of the Representative named above and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Purchasers and filed with Escrow Agent.

     4. Establishment and Adjustment of Escrow.
        --------------------------------------

     (a) Concurrent with the execution of this Agreement, the Company will cause to be delivered to Escrow Agent certificates representing the Escrow Shares, each certificate to be issued in the name of the Purchaser for its respective number of Escrow Shares. Such certificates will be deposited with Escrow Agent. The Purchasers will in the aggregate deposit the Escrowed Purchase Price. The Escrowed Purchase Price and the Escrow Shares shall together constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement. Until close of the Escrow Fund, delivery of the Escrowed Purchase Price to the Company and delivery of the Escrow Shares to the Purchasers, the Company will be deemed to own beneficially the Escrow Shares, including for the receipt of dividends and distributions in accordance with Section 6 hereof, determination of voting rights in accordance with Section 7 hereof and for the purposes of distribution of the Escrow Shares upon termination of this Agreement. Neither the Purchasers nor the Company will have the right to substitute other property for the Escrowed Purchase Price or Escrow Shares, respectively. Escrow Agent will hold and safeguard the Escrow Fund during the term of this Agreement, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of the parties hereto and will hold and dispose of the Escrow Fund only in accordance with the terms hereof.

     (b) (c) No fractional shares will be retained in or released from the Escrow Fund pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Fund, Escrow Agent will "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down," no cash-in-lieu payments need to be made.

     5. Purpose of Escrow Fund. The purpose of the Escrowed Purchase Price will be to pay for the Escrow Shares, subject to the conditions set forth herein.

     6. Splits, Distributions; Dividends. All shares of Company Common Stock or other equity securities issued or distributed by the Company (including shares issued upon a stock split) ("New Shares") in respect of shares of Company Common Stock that have not been released from the Escrow Fund pursuant to this Agreement will be deposited with the Escrow Agent and added to the Escrow Fund and become a part of the Escrow Fund. Cash dividends on shares of Company Common Stock held in the Escrow Fund will be added to the Escrow Fund and will not be distributed to the Purchasers until this Agreement terminates. New shares and cash will be allocated among the Purchasers pro rata in accordance with the percentage of the Escrow Shares indicated on Schedule A attached hereto.

     7. Voting Rights. Until released from escrow and delivered to the Purchasers, the Company will have all voting rights with respect to the Escrow Shares. After any Escrow Shares are released from escrow and the certificates delivered to the Purchasers, the Purchasers will have all voting rights.

     8. Release of Escrow Shares and Escrowed Purchase Price.
        ----------------------------------------------------

     (a) Schedule C hereto sets forth the conditions upon which the Escrowed Purchase Price will be released to the Company or returned to the Purchasers and the Escrow Shares will be released to the Purchasers or returned to the Company. In order to verify that each condition has been fulfilled, each of the Company and the Representative will deliver to the Escrow Agent a written notice, in such form as the Escrow Agent may reasonably request, verifying that such conditions have been fulfilled or waived. Escrow Agent shall act upon, and release the Escrow Shares and the Escrowed Purchase Price only upon the mutual instructions of both the Company and the Representative. The Escrow Agent shall release both the Escrow Shares and the corresponding Escrowed Purchase Price simultaneously, and neither the Escrow Shares nor the corresponding Escrowed Purchase Price shall be released to any party unless both are simultaneously released.

     (b) Escrow Agent, may deliver to the Company out of the Escrow Fund, as set forth on Schedule C, the Escrowed Purchase Price, and deliver to the Purchasers the Escrow Shares as follows:

     (1) upon receipt by Escrow Agent of a written instruction executed by both the Representative and the Company;

     (2) upon receipt of a binding order or ruling from a court or an arbitrator, as the case may be, ordering or instructing Escrow Agent to do so. However, Escrow Agent must notify in writing both the Representative and the Company before satisfying any claim.

Any objection to the release of either the Escrow Shares and the Escrowed Purchase Price may be made by the Company or the Representative (an "Objection"). An Objection will include a statement in reasonable detail of the basis for the Objection, and the objecting party will deliver a copy of any Objection to the other party. If, after receiving an Objection, Escrow Agent receives (1) the written consent of the objecting party to the disbursement by Escrow Agent, or (2) a written agreement executed by the Company and the Representative instructing Escrow Agent to disburse the Escrow Fund or (3) a binding order or ruling from a court or an arbitrator, as the case may be, obliging Escrow Agent to disburse the Escrow Fund, then Escrow Agent will be authorized to and will promptly deliver the Escrow Fund to the Company and the Purchasers in accordance with such documents.

     9. Resolution of Objections. For a ten (10) calendar day period following delivery of any objection, the Company and the Representative will attempt to resolve all differences that they may have with respect to any matter specified in an Objection. The Representative and the Company will execute promptly a joint instruction to Escrow Agent regarding the resolution of all undisputed matters, and Escrow Agent will, promptly after receiving such instruction, disburse the Escrow Fund as indicated in the joint instructions. If, at the end of such ten (10) calendar day period, the Company and the Representative have failed to reach written agreement with respect to all of such matters, then all such matters with respect to which agreement has not been reached (the "Disputed Matters") will be submitted to and settled by arbitration.

     10. Termination. Escrow Agent will hold the Escrow Fund in escrow until the later of :

          (i) The date on which the Escrow Shares and the Escrowed Purchase Price are released from the Escrow Fund and delivered to the Purchasers and the Company, respectively, or

          (ii) Pursuant to Schedule C, or

          (iii) On August 31, 2001 (the "Final Settlement Time") as to any remaining portion of the Escrow Fund.

     Immediately after the Final Settlement Time, Escrow Agent will deliver the remaining portion of the Escrowed Purchase Price to the Purchasers and the Escrow Shares to the Company.

     11. Limitations on Liability of Escrow Agent.
         -----------------------------------------

     (a) Escrow Agent may act upon any written notice, certificate, instrument, request, waiver, consent, paper or other document that Escrow Agent in good faith reasonably believes to be genuine and to have been made, sent, signed, prescribed or presented by the proper person or persons. Escrow Agent will not be liable for any action taken or omitted by Escrow Agent in connection with the performance of Escrow Agent's duties and obligations under this Agreement, except for Escrow Agent's own negligence or willful misconduct in performing Escrow Agent's obligations under this Agreement. Escrow Agent will be under no obligation to institute or defend any action, suit or legal proceeding in connection with the Escrow Account or this Agreement unless Escrow Agent is indemnified to Escrow Agent's satisfaction by the party or parties who desire that Escrow Agent undertake such action.

     (b) Escrow Agent will not be liable for the sufficiency, correctness or genuineness as to form, manner of execution or validity of any instrument deposited, nor as to the identity, authority or rights of any person executing such instrument, except as above provided.

     (c) If Escrow Agent during the term of this Agreement receives or becomes aware of any conflicting demand or claim with respect to the Escrow Fund or any portion thereof or the rights of any of the parties hereto, or any money deposited herein or affected hereby, Escrow Agent will have the right to discontinue all further acts on Escrow Agent's part until such conflict is resolved to Escrow Agent's and the parties' satisfaction.

     (d) The Company and the Purchasers jointly and severally agree to indemnify and hold Escrow Agent and Escrow Agent's officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from all loss, cost, damages, expenses, liabilities, judgments and attorneys' fees (including, without limitation, allocated costs of in-house counsel) suffered or incurred by the Indemnified Parties or any of them arising out of or in connection with this Agreement, except that this indemnity obligation shall not apply in the event of the gross negligence or willful misconduct of the Indemnified Parties or any of them. This indemnity shall survive termination of this Agreement.

     12. Release of Escrow Agent. The retention and distribution of the Escrow Fund in accordance with the terms and provisions of this Agreement will fully and completely release Escrow Agent from all obligations or liabilities assumed under this Agreement with respect to the Escrow Fund.

     13. Compensation of Escrow Agent. Escrow Agent will be entitled to compensation pursuant to the schedule of fees attached hereto as Schedule B and to reimbursement of fees, costs and expenses, including reasonable attorneys' fees, suffered or incurred by Escrow Agent in connection with the performance of Escrow Agent's duties and obligations under this Agreement. The Company will pay all compensation, fees, costs and expenses (the "Escrow Expenses") and will promptly, upon demand by Escrow Agent, pay or reimburse Escrow Agent for all such amounts. Escrow Agent may withhold an amount from the Escrowed Purchase Price equal to the aggregate Escrow Expenses.

     14. Resignation and Removal of Escrow Agent. Escrow Agent or any successor to Escrow Agent may resign and be discharged of Escrow Agent's duties and obligations under this Agreement (other than obligations of Escrow Agent arising before the resignation date and not discharged as of that date) by delivering written notice to the Company and the Representative specifying the effective date of such resignation, which date will not be earlier than thirty (30) calendar days following the receipt by the Company and the Representative of the notice of resignation. Such resignation will take effect on the date specified in the notice of resignation, unless a successor escrow agent has been appointed in accordance with the provisions of Section 15 hereof and has accepted such appointment at an earlier date, in which case such resignation will take effect immediately upon receipt by such successor escrow agent of the Escrow Fund. Escrow Agent may be removed by the joint action of the Company and the Representative, with or without cause, at any time upon thirty (30) calendar days' prior written notice to Escrow Agent, which notice may be waived by Escrow Agent.

     Notwithstanding any resignation or removal of Escrow Agent pursuant to this
Section 14, Escrow Agent will continue to serve in its capacity as escrow agent until (i) a successor escrow agent is appointed in accordance with the provisions of Section 15 hereof and has accepted such appointment, and (ii) the Escrow Fund has been transferred to and received by such successor escrow agent. The Company and the Representative will promptly take the necessary action to appoint a successor escrow agent in accordance with the provisions of Section 15 hereof.

     15. Appointment of Successor Escrow Agent. If at any time Escrow Agent resigns, is removed or otherwise becomes incapable of acting as escrow agent pursuant to this Agreement, or if at any time a vacancy occurs in the office of Escrow Agent for any other cause, a successor escrow agent will be appointed by the Company, which successor escrow agent will be reasonably satisfactory to the Representative, by a written instrument delivered to the successor escrow agent. If no successor escrow agent has been appointed at the effective date of resignation or removal of Escrow Agent or within thirty (30) calendar days after the time Escrow Agent became incapable of acting or a vacancy occurred in the office of Escrow Agent, any party hereto may petition a court of competent jurisdiction for an appointment of a successor escrow agent, and Escrow Agent will have the right to refuse to make any payment from the Escrow Fund until a successor escrow agent is appointed and has accepted such appointment. Upon the appointment and acceptance of any successor escrow agent hereunder, Escrow Agent will transfer the Escrow Fund to Escrow Agent's successor. Upon receipt by the successor escrow agent of the Escrow Fund, Escrow Agent will be discharged from any continuing duty or obligation under this Agreement, but such discharge will not relieve Escrow Agent from any liability incurred before such event, and the successor escrow agent will be vested with all rights, powers, duties and obligations of Escrow Agent under this Agreement.

     16. Miscellaneous.
         -------------

     (a) Notices. Any notice or other communication under this Agreement must be given in writing and either (a) delivered in person, (b) transmitted by facsimile machine or other telecommunications mechanism; provided that any notice so given also is mailed as provided in the following clause (c), (c) mailed by registered, express or certified mail, postage prepaid, return receipt requested, or (d) a generally recognized courier or messenger service that provides written acknowledgement of receipt by addressee, postage prepaid, as follows:

    If to Purchaser Representative:          Mr. Derrick Bushman
                                             621 East Grand Avenue
                                             P.O. Box 67
                                             Rosholt, Wisconsin 54473
                                             Fax: (715) 677-4252
                                             Phone: (715) 677-4250

    with copy to:                            Winthrop & Weinstine, P.A.
                                             3000 Dain Rauscher Plaza
                                             60 South Sixth Street
                                             Minneapolis, Minnesota  55402
                                             Attn: Richard A. Hoel, Esq.
                                             Fax:  (612) 347-0600
                                             Phone: (612) 347-0700

    If to the Company:                       In Store Media Systems, Inc.
                                             15423 E. Batavia Drive
                                             Aurora, Colorado 80011
                                             Attn: Donald P. Uhl
                                             Fax:  (303) 364-6564
                                             Phone: (303) 364-6550

    with copy to:                            Pillsbury Winthrop LLP
                                             650 Town Center Drive, 7th Floor
                                             Costa Mesa, California  92626
                                             Attn.:  Christopher A. Wilson, Esq.
                                             Fax: (714) 436-2800
                                             Phone (714) 436-6873

    If to Escrow Agent:                      City National Bank
                                             400 N. Roxbury Drive
                                             Sixth Floor
                                             Beverly Hills, California  90210
                                             Attn:  Sue Behning
                                             Fax:  (310) 888-6288
                                             Phone: (310) 888-6283

or to such other address or to such other person as any party shall have last designated by such notice to the other parties. Each such notice or other communication will be deemed received hereunder (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 16, (ii) if given by mail or courier service, three
(3) business days after such communication is dispatched, addressed as aforesaid, or (iii) if given by any other means, when actually received at such address. Delivery of notice to the copied parties above is not notice to the Company or the Representative, as the case may be.

     (b) Company Account. Any portion of the Escrowed Purchase Price to be paid to the Company under this Agreement will be wire transferred to the account identified on Schedule D and attached hereto.

     (c) Assignment. The respective rights of the Company, the Purchasers and the Representative under this Agreement are not assignable.

     (d) Further Assurances. Each party will from time to time execute and deliver such additional certificates, agreements and other documents and take such other actions as are commercially reasonable and necessary to render effective the transactions contemplated hereby.

     (e) Sections and Other Headings. Sections or other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     (f) Integrated Agreement. This Agreement and the exhibits hereto constitute the entire agreement between the parties hereto, and no agreement, understanding, restriction, warranty or representation exists between the parties hereto other than those set forth herein or provided for herein. All exhibits, schedules and appendices attached to this Agreement are incorporated herein.

     (g) Amendments; Waivers. All parties must approve any amendment to this Agreement. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by any party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy, or of any other provision of this Agreement.

     (h) Counterparts. This Agreement is being signed in several counterparts. Each of them is an original, and all of them constitute one agreement.

     (i) Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

     (j) Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of California (without reference to its rules as to conflicts of law).

     (k) Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties hereto waive any statute or rule of Law to the contrary. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "or" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection, paragraph, clause or other subdivision; (v) all references to "Section," "Schedule" or "Exhibit" refer to the particular Section, Schedule or Exhibit in or attached to this Agreement; and (vi) "including" and "includes," when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by ", but not limited to," and ", but is not limited to," respectively.

     (l) Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or equity.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on the day and year first above written.

                                 The "Company":

                                 In Store Media Systems, Inc.,
                                 a Nevada corporation


                                 By:
                                          -------------------------------------
                                        Name:
                                               --------------------------------
                                        Title:   Chief Executive Officer


                                 "Escrow Agent":

                                 City National Bank


                                 By:
                                          -------------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                                 ------------------------------


                                 The "Representative":


                                 By:      -------------------------------------
                                        Name:  Derrick Bushman


                                                            SCHEDULE A
                                                            ----------

                                                                                             Escrow Releases
                                                                    ----------------------------------------------------------------

                                                                        Release 1               Release 2        Release 3
                                                                        ---------               ---------        ---------

                                                          Total
                                                         Purchase    Escrowed              Escrowed
Purchaser Name               Address                      Price       Shares    Cash        Shares     Cash       Shares
--------------               -------                      -----       ------    ----        ------     ----       ------

Terry & Chrisse Welle        2862 28 Ave SW              $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Fargo, ND  58103

Edwin F. Welle, LP           1920 1 Ave S                $ 51,267     67,084   $ 24,366     74,061   $ 26,901     48,733
                             Moorhead, MN 56560

John Boulger                 1956 Rose Creek Drive       $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Fargo, ND 58104

Aaron & Janae Alton          3038 25 Ave SW              $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Fargo, ND 58103

Kevin Mann                   24034 Cherry Hill Road      $  8,545     11,181   $  4,061     12,344   $  4,484      8,122
                             Detroit Lakes, MN 56501

Terry & Rhonda Becker        P.O. Box 10206              $  8,545     11,181   $  4,061     12,344   $  4,484      8,122
                             Fargo, ND 58106

Gerald & Carolyn Keller      11350 5 St S                $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Horace, ND 58047

Hal B. Heyer, Pension        214 N 34 Ave E              $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Duluth, MN 55804


                                                                         A-1



                                                                                             Escrow Releases
                                                                    ----------------------------------------------------------------

                                                                        Release 1               Release 2        Release 3
                                                                        ---------               ---------        ---------

                                                          Total
                                                         Purchase    Escrowed              Escrowed
Purchaser Name               Address                      Price       Shares    Cash        Shares     Cash       Shares
--------------               -------                      -----       ------    ----        ------     ----       ------

Steve & Joyce Campbell       905 Orchard Park Drive      $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Fargo, ND 58104

Lorraine M. Welle, LP        1920 1 Ave S                $ 51,267     67,084   $ 24,366     74,061   $ 26,901     48,733
                             Moorhead, MN 56560

Michael J. Hofer             3290 S 20 St                $ 51,267     67,084   $ 24,366     74,061   $ 26,901     48,733
                             Fargo, ND 58104

Stoner Management, LLP       1348 S River Road           $ 17,089     22,361   $  8,122     24,687   $  8,967     16,244
                             Fargo, ND 58103

Northern Capital Trust as    P.O. Box 2865               $ 17,089     22,361   $  8,122     24,687   $  8,967     16,244
Trustees for The Robert J    Fargo, ND  58108
Thibedeau, IRA

Ralph & Charlotte Sievers    P.O. Box 694                $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Anaconda, MT 59711

Richard & Beth Marsden       7205 County Road 31         $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Fargo, ND 58102

Chico's Bail Bonds           18525 Tristram Way          $ 17,089     22,361   $  8,122     24,687   $  8,967     16,244
Investments                  Eden Prairie, MN  55346

John V. Hough                P.O. Box 6515               $  8,545     11,181   $  4,061     12,344   $  4,484      8,122
                             Fargo, ND 58109

Robert & Deborah Powell II   15636 E. Prentice Lane      $ 17,089     22,361   $  8,122     24,687   $  8,967     16,244
                             Aurora, CO 80015

                                                                        A-2



                                                                                             Escrow Releases
                                                                    ----------------------------------------------------------------

                                                                        Release 1               Release 2        Release 3
                                                                        ---------               ---------        ---------

                                                          Total
                                                         Purchase    Escrowed              Escrowed
Purchaser Name               Address                      Price       Shares    Cash        Shares     Cash       Shares
--------------               -------                      -----       ------    ----        ------     ----       ------

Daniel J. Paulson            3290 S 20 St                $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Fargo, ND 58104

Michael & Mary Jane          4825 Meadow Creek Drive S   $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
Montplaisir                  Fargo, ND 58104

Robert & Debra Becker        2627 Parkview Drive SW      $  8,545     11,181   $  4,061     12,344   $  4,484      8,122
                             Fargo, ND 58103

Roger Fenstad                1549 23 Ave S               $ 17,089     22,361   $  8,122     24,687   $  8,967     16,244
                             Fargo, ND 58103

Wane Engkjer                 3431 4 Ave S                $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Fargo, ND 58103

Derrick Bushman              419 Hwy Y                   $ 73,143     95,706   $ 34,772    105,659   $ 38,371     69,525
                             Hatley, WI 54440

Mitchell Bushman             400 Bear Lake Lane          $ 73,139     95,705   $ 34,762    105,658   $ 38,377     69,524
                             Hatley, WI 54440

Jerome Bushman               P.O. Box 11                 $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Galloway, WI 54432

Barbara Bushman, IRA         P.O. Box 11                 $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Galloway, WI 54432

Tia Bushman                  400 N. Clinton, Apt. 609    $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Chicago, IL  60610

                                                                          A-3



                                                                                             Escrow Releases
                                                                    ----------------------------------------------------------------

                                                                        Release 1               Release 2        Release 3
                                                                        ---------               ---------        ---------

                                                          Total
                                                         Purchase    Escrowed              Escrowed
Purchaser Name               Address                      Price       Shares    Cash        Shares     Cash       Shares
--------------               -------                      -----       ------    ----        ------     ----       ------


Jonathan G. Bushman          9097 River Road             $ 25,633     33,542   $ 12,183     37,030   $ 13,450     24,366
                             Wittenberg, WI 54499

Robert J. Bushman            1287 Franzen Drive          $ 25,633     33,542   $ 12,183     37,030   $ 13,450     24,366
                             Wittenberg, WI 54499

Brian C. Bushman             1080 Franzen Drive          $ 17,089     22,361   $  8,122     24,687   $  8,967     16,244
                             Wittenberg, WI 54499

Leslie Dobbe                 250 Eastwood Drive          $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Stevens Point, WI 54481

Victor Anthony                                           $ 34,178     44,723   $ 16,244     49,374   $ 17,934     32,489
                             Waupaca, WI 54981

Thomas & Jacqulyn Lundgren   3233 Nicolet Court          $ 17,089     22,361   $  8,122     24,687   $  8,967     16,244
                             Stevens Point, WI  54481

         TOTAL:                                        $1,052,000  1,376,566   $500,000  1,519,729   $552,000  1,000,000



                                                                          A-4


                                   SCHEDULE B
                                   ----------

                   Schedule of Fees for Escrow Agent Services

                                   SCHEDULE C
                                   ----------

                      Conditions to Release of Escrow Fund



1. $500,000 of the Escrowed Purchase Price shall be released to the Company and 1,376,566 Escrow Shares shall be released to the Purchaser so long as the Company has commenced beta test of its coupon banking system in two stores on or before March 31, 2001. If such beta test is not commenced on or before March 31, 2001, then such portion of the Escrowed Purchase Price shall be returned to the Purchasers and 1,376,566 of the Escrowed Shares shall be returned to the Company.

2. $552,000 of the Escrowed Purchase Price shall be released to the Company and 1,519,729 Escrow Shares shall be released to the Purchasers so long as, on or before June 30, 2001, the Company has completed the beta test of its coupon banking system and have received written agreements to employ the coupon banking systems in not less than 150 stores. If such beta test is not completed and written agreements received on or before June 30, 2001, then such portion of the Escrowed Purchase Price shall be returned to the Purchasers and 1,519,729 of the Escrowed Shares shall be returned to the Company.

3. One Million shares shall be released on June 30, 2001, unless the Company shall not have received of on or before such date the first Advance pursuant to that certain Agreement to Provide Financing with In Store Capital, LLC.

                                   SCHEDULE D
                                   ----------

                 Wire Transfer Instructions for Company Account







                                      D-1